EXHIBIT 4.6
                                                                     -----------

                               SUBLEASE AGREEMENT

THIS SUBLEASE is dated the 5th day of March, 2004.

AMONG:
                    ONTREA INC., BY ITS DULY AUTHORIZED AGENT
                   CADILLAC VAIRVIEW MANAGEMENT SERVICES INC.
                                (the "Landlord")
                                                               OF THE FIRST PART

                                     - and -

                        FORBES TRAVEL INTERNATIONAL LTD.
                                 (the "Tenant")
                                                              OF THE SECOND PART

                                     - and -

                               TLC VENTURES CORP.
                               (the "Sub-Tenant")
                                                               OF THE THIRD PART

WHEREAS:

A. By a lease dated the 26th day of August, 2002, and made between the Landlord and the Tenant (the "Lease"), the Landlord leased to the Tenant for and during a term of five (5) years, from and including the 1st day of December, 2002, to and including the 30th day of November, 2007 (the "Term"), subject to and upon the terms, covenants and conditions contained in the Lease, certain premises containing a certified Rentable Area of one thousand eight hundred eighty (1,880) square feet (174.65 square metres), designated as Suite No. 285 on the 2nd floor (the "Premises"), located at Granville Square (the "Building"), in the City of Vancouver, in the Province of British Columbia, and which are shown cross hatched in red on Schedule "B" attached to the Lease;

B. The Tenant intends to sublease the Premises to the Sub-Tenant, (the "Subleased Premises"), with the prior written consent of the Landlord in accordance with the terms of the Lease;

NOW THEREFORE THIS SUBLEASE WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each of the Parties to the other, the receipt and sufficiency of which is hereby respectively acknowledged:

1. GRANT - The Tenant hereby subleases to the Sub-Tenant the Subleased Premises containing a Rentable Area of approximately one thousand eight hundred eighty (1,880) square feet (174.65 square metres) on the 2nd floor as shown outlined in red on Schedule "A" attached hereto, for and during a term (the "Sublease Term"), commencing on the 1st day of April, 2004, (the "Effective Date"), and expiring one day before the expiration of the Term demised by the Lease, in accordance with and subject to the terms, covenants and conditions contained in this Sublease and to the observance and performance by the Sub-Tenant of all of the terms, covenants and conditions contained in the Lease to be observed and performed by the Tenant with respect to the Subleased Premises.

2.       COVENANTS OF SUB-TENANT

(a) The Sub-Tenant hereby covenants and agrees to and with the Landlord and the Tenant that It shall, throughout the Sublease Term:

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         (i)      pay to the Tenant Net Rent based upon an annual rate of FOUR
                  DOLLARS ($4.00) per square foot ($43.06 per square metre) of the Rentable Area of the Subleased Premises; and
         (ii) pay to the Tenant the same Additional Rent in respect of the Subleased Premises as the Tenant is required to pay under the Lease, including, without limitation, goods and services taxes or other taxes charged on rentals or arising out of the occupancy of the Subleased Premises; and
         (iii) observe and perform all of the terms, covenants and conditions on the part of the Tenant contained in the Lease to be paid, observed and performed with respect to the Subleased Premises and shall indemnify the Tenant and the Landlord against all actions, claims, expenses and demands in respect of such obligations.

(b) The Tenant acknowledges that the Sub-Tenant has paid a deposit of THIRTEEN THOUSAND TWO HUNDRED TWENTY TWO DOLLARS AND NINETY ONE CENTS ($13,222.91) to be applied without interest to the Rent due under this Sublease as per the schedule outlined as follows:

         April 1, 2004              $3,302.38
         March 1, 2005              $3,309.08
         September 1, 2006          $3,309.08
         November 1, 2007           $3,302.38

(c) The Sub-Tenant acknowledges to and with the Landlord and the Tenant that:

         (i) it has received a copy of the executed Lease and is familiar with the terms, covenants and conditions contained therein and agrees to be bound by those provisions as they relate to the Subleased Premises; and
         (ii) it waives any rights the Sub-Tenant may have under any legal or equitable rule of law or under the applicable Landlord and Tenant legislation of the Province, as amended from time to time, or any other applicable legislation, to apply to a court or to otherwise elect to or obtain the right to do any of the following:

                  (A) retain the unexpired Term of the Lease or the unexpired Sublease Term;
                  (B) obtain any right to enter into any lease or other agreement directly with the Landlord for the Premises, or
                  (C) otherwise remain in possession of any portion of the Premises,

         in any case where the Lease is (i) terminated, surrendered or otherwise cancelled, including a disclaimer of the Lease by a trustee in bankruptcy of the Tenant, and including any repudiation of the Lease by the Tenant pursuant to bankruptcy legislation, or (ii) assigned, sold, disposed of, or otherwise dealt.

(d) The Sub-Tenant agrees to use the Subleased Premises for the purpose of general business offices only.
(e) The Sub-Tenant will take possession of the Subleased Premises in the condition in which they existed on the Effective Date and will have the use of the fixed partitioning, carpeting, window coverings, light fixtures, partitioning doors and hardware and all Leasehold Improvements then in the Subleased Premises, as well as the trade fixtures as more particularly set out herein:

         (A) The Sub Tenant shall have the use of the furniture, equipment, appliances, artwork and patio furniture located in the Subleased Premises as of January 29, 2004.
         (B) The Sub-Tenant shall have the option of purchasing the above noted trade fixtures from the Tenant for the sum of ONE DOLLAR ($1.00). In the event the Sub-Tenant does not elect to purchase the Tenant's trade fixtures as set out herein, the Tenant will arrange for the removal of same from the Subleased Premises, at the Tenant's sole cost and expense.
         (C) The Sub-Tenant shall be permitted to install new Leasehold improvements or make Alterations to existing Leasehold Improvements in accordance with the terms of the Lease with the prior written approval of the Tenant and the Landlord, such approval not to be unreasonably withheld. The Landlord acknowledges and agrees that the Sub-Tenant shall be

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                  performing a renovation to the Subleased Premises, at the
                  Sub-Tenant's sole expense, which renovation shall include painting, carpeting, new baseboards and the construction of two (2) offices within the Subleased Premises. All work shall be performed in accordance with and pursuant to the terms of the Lease.

(f) The Landlord and the Tenant acknowledge and agree that the Sub-Tenant shall have the use, during the Sublease Term of the two (2) unreserved parking stalls in the parking facility serving the Building which the Tenant Is licensed to use pursuant to Section 11.22 of the Lease. It is further understood and agreed that the Sub Tenant will pay directly to the Landlord, or the parking facility operator as directed by the Landlord, the prevailing monthly rate as established by the Landlord from time to time for the use of such parking stalls. Upon written request from the Landlord, the Sub Tenant shall enter into a separate parking agreement with the Landlord (or the parking operator if the Landlord so directs) with respect to the above mentioned parking spaces.

(g) At the expiration or earlier termination of the Sublease Term, the Sub-Tenant shall remove its Trade Fixtures, as well as the Tenant's trade fixtures which the Sub-Tenant has the use of during the Sublease Term, and shall repair any damage to the Subleased Premises or the Building caused by such removal, but shall otherwise surrender and deliver vacant possession of the Subleased Premises to the Tenant in an "as is" condition.

3. CONSENT AND CONDITIONS - The Landlord hereby grants its consent to this Sublease subject to the following conditions:

(a) the Sub-Tenant shall be jointly and severally liable with the Tenant to observe and perform the Tenant's obligations in the Lease with respect to the Subleased Premises (other than the payment of Net Rent, the Sub-Tenant's liability for which shall be limited to the amount payable by the Sub-Tenant under Paragraph 2 of this Sublease);
(b) the Tenant hereby covenants and agrees to and with the Landlord that it remains jointly and severally liable with the Sub-Tenant under the Lease with respect to the Subleased Premises and that the Tenant is not released from the performance of any of the terms, covenants and conditions contained in the Lease and further, the Tenant will indemnify the Landlord and save it harmless from and against any and all costs and expenses incurred as a result of this Sublease and the Landlord's consent hereto;
(c) the Landlord's consent does not constitute a waiver of the necessity for obtaining consent to any assignment of the Lease or further subletting of the Premises or any other Transfer of the Lease, nor Is it to be construed or interpreted as a forfeiture of any of the rights of the Landlord contained in the Lease;
(d) any and all costs, legal or otherwise, incurred by the Landlord with respect to this Sublease and the Landlord's consent provided for in this Sublease shall be borne entirely by the Tenant and the Tenant hereby covenants to promptly indemnify and save harmless the Landlord from and against any and all costs so incurred;
(e) by giving its consent, the Landlord does not acknowledge or approve of any of the terms of this Sublease (or any other related agreements) as between the Tenant and the Sub-Tenant, except for the subletting of the Premises itself; and
(f) the Sub-Tenant shall not enter into or take possession of the Subleased Premises until:

         (A) it has delivered to the Landlord certificates of insurance or, if required by the Landlord's Mortgagee, certified copies of any insurance policy which the Sub-Tenant is required to take out pursuant to this Sublease (being all such insurance as the Tenant is required, under the terms of the Lease, to maintain in respect of the Subleased Premises); and
         (B) it has obtained all required permits, licenses and approvals from all governmental authorities having jurisdiction for the carrying on by the Sub-Tenant of its permitted business in the Subleased Premises.

(h) The Landlord acknowledges that the provisions of Section 8.03(c) of the Lease shall not apply to this Sublease.

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4.       TENANT'S EXERCISE OF RIGHTS

(a)      It is understood and agreed that if:

         (i) the Sub-Tenant falls to pay any Rent (Including Net Rent and Additional Rent) or other sums due hereunder on the day or data appointed for the payment thereof (provided the tenant first elves four (4) days written notice to the Sub-Tenant of any such failure); or
         (ii) the Sub-Tenant fails to observe or perform any of the terms, covenants or conditions of this Sublease to be observed or performed by the Sub-Tenant (other than those terms, covenants or conditions more specifically set out in the Lease for which no notice shall be required) provided the Tenant first gives the Sub-Tenant fourteen (14) days, (or such shorter period of time as is otherwise provided in subparagraph (b) hereof), written notice of any such failure to perform and the Sub-Tenant within such period of fourteen (14) days fails to commence diligently and thereafter to proceed diligently to cure any such failure to perform, then the Tenant shall have the right 'to terminate this Sublease and the Tenant shall forthwith re-enter the Subleased Premises as though the Sub-Tenant had not been in possession thereof, subject, however, to the terms, covenants and conditions contained In the Lease, including, without limitation, the provisions of Article VIII and to the rights of the Landlord provided for in the Lease, or at law. Notwithstanding any such reentry It is understood and agreed that Rent continues to be payable in accordance with the terms of the Lease and all of the other terms, covenants and conditions contained in the Lease are to be observed and performed in accordance with the terms of the Lease.

(b) Notwithstanding THE PROVISIONS OF PARAGRAPH 4(a)(ii) HEREOF, IF THE Sub-Tenant IS IN default in the performance of any of its covenants or obligations hereunder (other than the payment of Rent or other sums required to be paid pursuant to this Sublease) the Tenant may from time to time after giving such notice as it considers sufficient (or without notice in the case of an emergency), having regard to the circumstances applicable, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be required including, without limitation, entering upon the Subleased Premises and doing such things upon or in respect of the Subleased Premises or any part thereof as the Tenant reasonably considers requisite or necessary. All expenses Incurred and expenditures made pursuant to this subparagraph shall be paid by the Sub-Tenant as Additional Rent, or otherwise as may be the case, forthwith upon demand. The Tenant shall have no liability to the Sub-Tenant for any loss or damages resulting from any such action or entry by the Tenant upon the Subleased Premises.

5. COVENANTS OF TENANT - The Tenant covenants to and with the Sub-Tenant during the Sublease Term for quiet enjoyment and to pay all Rent reserved under the Lease and not to cause any default in the performance of the Tenant's obligations under the Lease.

6. NOTICE - Any and all notices or demands by and from any of the parties hereto to the other shall be in writing and may be served either personally or by registered mail. Any such notice:

(a) in the case of the Tenant shall be served on the Tenant at the Premises or, at the Landlord's option, at the Tenant's head office at c/o Colliers International, 16th Floor, 200 Granville Street, Vancouver, B.C.
(b) in the case of the Sub-Tenant shall be served on the Sub-Tenant at the Subleased Premises or, at the Landlord's option, at the Sub-Tenant's head office, at Suite 700, 900 West Hastings Street, Vancouver, British Columbia, V6C 3E8;
(c) in the case of the Landlord shall be served on the Landlord at the Landlord's head office at 20 Queen Street West, Toronto, Ontario M5H 3R4, Attention: Corporate Secretary.

         Any Party may change the address set out above by appropriate written notice to the other Parties. In any case, any such written notice shall be deemed to have been received on the date of its delivery or, if mailed, two (2) business days after the mailing thereof. Where the terms of the Lease require or permit the Tenant to give a notice to the Landlord, the Sub-Tenant shall give a comparable notice to the Tenant not less than one (1) day before the last day on which the Tenant is to give such notice to the Landlord and where the

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         terms of the Lease require or permit the Landlord to give notice to the Tenant, the Tenant may give a comparable notice to the Sub-Tenant up to one (1) day after the last date on which the Landlord is entitled to give such notice to the Tenant. It is understood and agreed that the Landlord shall give notice of all breaches under the Lease by the Tenant and/or the Sub-Tenant to each of the Tenant and the Sub-Tenant in accordance with the terms of the Lease.

7. CONFIRMATION - The Parties hereto do in all other respects hereby confirm that the Lease is in full force and effect, unchanged and unmodified except in accordance with this Sublease. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

8. PARTIAL INVALIDITY - If any term, obligation or condition of this Sublease, or its application to any Person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then the term, obligation or condition (a) is deemed to be independent of the remainder of this Sublease and to be severable and divisible from it, and its Invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Sublease or any part of it; and (b) continues to be applicable and enforceable to the fullest extent permitted by law against any Person and circumstance except those to which it, or its application, has been held or rendered invalid, unenforceable or illegal.

9. BINDING - This Sublease enures to the benefit of the Landlord and its successors and assigns, and shall be binding upon each of the other Parties and each of their heirs, executors, administrators, and permitted successors and permitted assigns, respectively.

         IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the day and year first above written.

                            ONTREA INC., BY ITS DULY AUTHORIZED AGENT
                            CADILLAC VAIRVIEW MANAGEMENT SERVICE INC.
                            -----------------------------------------
                                                           (Landlord)

                                  Per:
                                       -----------------------------------------
                                                            Authorized Signature

                                  Per:
                                       -----------------------------------------
                                                            Authorized Signature

                                  I/We have authority to bind the corporation.


                            FORBES TRAVEL INTERNATIONAL LTD.
                            --------------------------------
                                                    (Tenant)

                                  Per: /s/
                                       -----------------------------------------
                                                            Authorized Signature

                                  I/We have authority to
                                  bind the corporation.


                            TLC VENTURES CORP.
                            ------------------
                                  (Sub-Tenant)

                                  Per: /s/
                                       -----------------------------------------
                                                            Authorized Signature

                                  I/We have authority to bind the corporation.


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                 SCHEDULE "A" - FLOOR PLAN OF SUBLEASED PREMISES



[FLOOR PLAN OF "GRANVILLE SQUARE" -- 200 GRANVILLE STREET, VANCOUVER, B.C., 2ND FLOOR]


































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